Exhibit 99.1

Anaplan Announces Second Quarter

Fiscal Year 2020 Financial Results

•	Second Quarter Subscription Revenue up 48% Year-Over-Year

•	Remaining Performance Obligation of $516 million, up 56% Year-Over-Year

•	Dollar-Based Net Expansion of 121% Continues to Track Above 120%

SAN FRANCISCO, August 27, 2019 — Anaplan, Inc. (NYSE:PLAN), a pioneer in Connected Planning, today announced financial results for its second quarter ended July 31, 2019.

“We had another great quarter of outstanding growth and execution. More customers are choosing us because of the value they see with connecting their entire enterprise.” said Frank Calderoni, chief executive officer at Anaplan. “Our Connected Planning solution couldn’t be more timely for our customers, who are managing constant change in their business. With so much momentum, we are excited about the large opportunity ahead of us.”

Second Quarter Fiscal 2020 Financial Results

•	Total revenue was $84.5 million, an increase of 46% year-over-year. Subscription revenue was $73.6 million, an increase of 48% year-over-year.

•

GAAP operating loss was $41.2 million or 48.7% of total revenue, compared to $19.9 million in the second quarter of fiscal 2019 or 34.5% of total revenue. Non-GAAP operating loss was $16.6 million, or 19.7% of total revenue, compared to $17.0 million in the second quarter of fiscal 2019, or 29.3% of total revenue.

•	GAAP loss per share was $0.31, compared to $0.90 in the second quarter of fiscal 2019. Non-GAAP loss per share was $0.12, compared to $0.18 in the second quarter of fiscal 2019.

•	Cash and Cash Equivalents were $356.0 million as of July 31, 2019.

Financial Outlook

The Company is providing the following guidance for its third quarter fiscal 2020:

•	Total revenue is expected to be between $85.5 and $86.5 million.

•	Non-GAAP operating margin is expected to be between negative 19.0% and 20.0%.

The Company is updating its previous guidance provided on May 28, 2019 for full year fiscal 2020:

•	Total revenue is now expected to be between $339 and $343 million (was between $326 and $331 million).

•	Non-GAAP operating margin is now expected to be between negative 19.5% and 20.5% (was between negative 22.5% and 23.5%).

The section titled “Non-GAAP Financial Measures” below contains a description of the non-GAAP financial measures used in this press release, definitions of our operating metrics and a reconciliation of GAAP and non-GAAP financial measures is contained in the tables below. A reconciliation of non-GAAP measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, the costs and expenses that may be incurred in the future and therefore, cannot be reasonably predicted. The effect of these excluded items may be significant.

Recent Highlights

•	Anaplan was named a Leader in Gartner’s Magic Quadrant for Cloud Financial Planning and Analysis Solutions of Differentiation (CFP&AS Magic Quadrant) for the third consecutive year.

•	Anaplan Welcomes Mark Anderson as Chief Growth Officer.

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Anaplan and Deloitte signed 41 new deals in 1H 2019 as part of global alliance to deliver Connected Planning solutions. Deloitte now boasts more than 650 consultants delivering Anaplan solutions to customers with plans to double that number by 2021 and increased its number of certified Anaplan model builders by 67 percent year-over-year to keep up with market demand.

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Anaplan unveiled an updated platform user experience and a new mobile app. The visually engaging and easy-to-use platform transforms enterprise planning with a collaborative, actionable, and accessible digital experience across devices and solutions.

Webcast and Conference Call Information

Anaplan will host a conference call for investors on August 27, 2019 at 5:30 a.m. Pacific Time and 8:30 a.m. Eastern Time to share the company’s financial results and business highlights. Investors are invited to listen to a live webcast of the conference call by visiting https://investors.anaplan.com. A replay of the webcast will be available for one year. The call can also be accessed live via phone by dialing (877) 823-8690 or, for international callers, (647) 689-4061 with conference ID 3130219. An audio replay will be available shortly after the call and can be accessed by dialing (800) 585-8367 or, for international callers (416) 621-4642. The passcode for the replay is 3130219.

About Anaplan

Anaplan, Inc. (NYSE: PLAN) is pioneering the category of Connected Planning. Our platform, powered by our proprietary Hyperblock™ technology, purpose-built for Connected Planning, enables dynamic, collaborative, and intelligent planning. Large global enterprises use our solution to connect people, data, and plans to enable real-time planning and decision-making in rapidly changing business environments to give our customers a competitive advantage. Based in San Francisco, we have over 20 offices globally, 175 partners, and more than 1,250 customers worldwide. To learn more, visit anaplan.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended, including all statements other than statements of historical fact contained in this press release and, in particular, the quotations from management, financial outlook and earnings guidance, statements about the Company’s plans, strategies and prospects, estimates of enterprise cloud-market growth, market demand, competitive position, current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, short- and long-term business operations and objectives, and financial needs. These statements identify prospective information and may include words such as “expects,” “intends,” “continue,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “potential,” “should,” “may,” “will,” or the negative version of these words, variations of these words and comparable terminology. These forward-looking statements are based on information available to the Company as of the date of this press release and are based on management’s current views and assumptions. These forward-looking statements are conditioned upon and also involve a number of known and unknown risks, uncertainties, and other factors that could cause actual results, performance or events to differ materially from those anticipated by these forward-looking statements. Such risks, uncertainties, and other factors may be beyond the Company’s control and may pose a risk to the Company’s operating and financial condition. Such risks and uncertainties include, but are not limited to: we have a limited history of operating at our current scale and under our current strategy, which makes it difficult to predict our future operating results, and we may not achieve our expected operating results in the future; due to our history of net losses, we anticipate increasing our operating expenses in the future, and we do not expect to be profitable for the foreseeable future; our quarterly results may fluctuate significantly and may not fully reflect the underlying performance of our business; because we derive substantially all of our revenue from a single software platform, failure of our Connected Planning solutions in general and our platform in particular to satisfy customer demands or to achieve increased market acceptance would adversely affect our business, results of operations, financial condition, and growth prospects; if we are unable to attract new customers, both domestically and internationally, the growth of our revenue will be adversely affected and our business may be harmed; our business depends substantially on our customers renewing their subscriptions and expanding their use of our platform and failure to achieve renewals and expansions may result in a material adverse effect on our business operations; the markets in which we participate are intensely competitive, and if we do not compete effectively, our business and operating results could be adversely affected; if we experience a security incident, our platform may be perceived as not being secure, our reputation may be harmed, customers may reduce the use of or stop using our platform, we may incur significant liabilities, and our business could be materially adversely affected; real or perceived errors, failures, bugs, service outages, or disruptions in our platform could adversely affect our reputation and harm our business; we have experienced rapid growth in recent periods and expect to continue to invest in our growth for the foreseeable future; if we fail to manage our growth effectively, we may be unable to execute our business plan, maintain high levels of service, or adequately address competitive challenges; we could incur substantial costs in protecting or defending our intellectual property rights, and any failure to protect our intellectual property rights could impair our ability to protect our proprietary technology and our brand; our global operations and sales to customers outside the United States or with international operations subject us to risks inherent in international operations that can harm our business, results of operations, and financial condition; the uncertainty in and volatility of the broader stock market generally or the stock price of our common stock specifically may result in stockholders not being able to resell their shares at or above the price at which they purchased shares. Information concerning risks, uncertainties and other factors that could cause results to differ materially from the expectations described in this press release is contained in the Company’s quarterly report on Form 10-Q filed with the U.S. Securities and Exchange Commission on June 10, 2019 , the “Risk Factors” section of which is incorporated into this press release by reference, and other documents filed with or furnished to the Securities and Exchange Commission. These forward-looking statements should not be relied upon as representing the Company’s views as of any subsequent date and the Company undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made. The information contained in, or that can be accessed through, Anaplan’s website and social media channels are not part of this press release.

Investor Contact:

Edelita Tichepco

investors@anaplan.com

Media Contact:

Caitlin Tridle

press@anaplan.com

Preliminary Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2019	2018	2019	2018
Revenue:
Subscription revenue	$73,598	$49,618	$138,683	$94,539
Professional services revenue	10,942	8,210	21,687	14,839

Total revenue	84,540	57,828	160,370	109,378
Cost of revenue:
Cost of subscription revenue (1)	12,207	8,788	23,298	16,574
Cost of professional services revenue (1)	10,300	7,171	20,786	13,417

Total cost of revenue	22,507	15,959	44,084	29,991
Gross profit	62,033	41,869	116,286	79,387
Operating expenses:
Research and development (1)	16,442	12,158	31,501	23,849
Sales and marketing (1)	63,997	38,617	120,287	77,922
General and administrative (1)	22,801	11,042	42,814	22,870

Total operating expenses	103,240	61,817	194,602	124,641

Loss from operations	(41,207)	(19,948)	(78,316)	(45,254)
Interest income, net	1,339	36	2,590	125
Other income (expense), net	548	(229)	302	(640)

Loss before income taxes	(39,320)	(20,141)	(75,424)	(45,769)
Provision for income taxes	(1,322)	(907)	(2,409)	(1,460)

Net loss	$(40,642)	$(21,048)	$(77,833)	$(47,229)

Net loss per share attributable to common stockholders, basic and diluted	$(0.31)	$(0.90)	$(0.62)	$(2.10)

Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	129,549	23,338	126,277	22,453

(1) Includes stock-based compensation expense as follows:
Cost of subscription revenue	$637	$75	$1,128	$138
Cost of professional services revenue	546	79	1,038	118
Research and development	2,494	277	4,330	536
Sales and marketing	8,184	1,151	14,801	2,036
General and administrative	8,258	1,358	15,124	2,072

Total stock-based compensation expense	$20,119	$2,940	$36,421	$4,900

Preliminary Consolidated Balance Sheets

(In thousands)

(Unaudited)

	As of
	July 31, 2019	January 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$355,955	$326,863
Accounts receivable, net	81,835	92,597
Deferred commissions, current portion	19,936	15,827
Prepaid expenses and other current assets	17,315	13,377

Total current assets	475,041	448,664
Property and equipment, net	44,682	43,340
Deferred commissions, net of current portion	43,109	35,063
Operating lease right-of-use asset	37,726	—
Other noncurrent assets	1,910	1,702

TOTAL ASSETS	$602,468	$528,769

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$7,286	$6,182
Accrued expenses	73,603	52,570
Deferred revenue, current portion	164,904	149,611
Operating lease liabilities, current portion	7,980	—

Total current liabilities	253,773	208,363
Deferred revenue, net of current portion	2,085	1,232
Operating lease liabilities, net of current portion	33,044	—
Other noncurrent liabilities	9,529	11,696

TOTAL LIABILITIES	298,431	221,291

Stockholders’ equity:
Common stock	13	12
Accumulated other comprehensive loss	(1,007)	(3,036)
Additional paid-in capital	726,100	653,738
Accumulated deficit	(421,069)	(343,236)

TOTAL STOCKHOLDERS’ EQUITY	304,037	307,478

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$602,468	$528,769

Preliminary Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Six Months Ended July 31,
	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(77,833)	$(47,229)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	9,073	5,437
Amortization of deferred commissions	8,761	5,166
Stock-based compensation	36,421	4,900
Amortization of operating lease right-of-use assets and accretion of operating lease liabilities	4,987	—
Loss on disposal of property and equipment	128	457
Changes in operating assets and liabilities:
Accounts receivable, net	10,213	10,461
Prepaid expenses and other current assets	(4,093)	1,924
Other noncurrent assets	(266)	(2,777)
Deferred commissions	(21,587)	(12,634)
Accounts payable and accrued expenses	23,364	8,423
Deferred revenue	20,529	9,388
Payments for operating lease liabilities	(4,790)	—
Other noncurrent liabilities	(1,712)	789

Net cash provided by (used in) operating activities	3,195	(15,695)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(1,603)	(12,419)
Capitalized internal-use software	(5,051)	(3,379)

Net cash used in investing activities	(6,654)	(15,798)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock options	14,739	2,876
Proceeds from repayment of promissory notes	12,148	236
Proceeds from employee stock purchase plan	9,088	—
Principal payments on capital lease obligations	(2,382)	(146)

Net cash provided by financing activities	33,593	2,966
Effect of exchange rate changes on cash and cash equivalents	(1,042)	(1,541)

NET INCREASE (DECREASE) IN CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	29,092	(30,068)
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH—Beginning of period	326,863	117,026

CASH, CASH EQUIVALENTS, AND RESTRICTED CASH—End of period	$355,955	$86,958

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, except percentages and per share amounts)

(Unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2019	2018	2019	2018
Revenue	$84,540	$57,828	$160,370	$109,378
GAAP operating loss	$(41,207)	$(19,948)	$(78,316)	$(45,254)
Stock-based compensation	20,119	2,940	36,421	4,900
Employer payroll tax expense related to employee stock plans	4,447	—	5,129	—
Amortization of acquired intangibles	—	53	35	106

Non-GAAP operating loss	$(16,641)	$(16,955)	$(36,731)	$(40,248)

GAAP operating margin %	-48.7%	-34.5%	-48.8%	-41.4%
Stock-based compensation %	23.8%	5.1%	22.7%	4.5%
Employer payroll tax expense related to employee stock plans %	5.2%	0.0%	3.2%	0.0%
Amortization of acquired intangibles %	0.0%	0.1%	0.0%	0.1%

Non-GAAP operating margin %	-19.7%	-29.3%	-22.9%	-36.8%

GAAP net loss	$(40,642)	$(21,048)	$(77,833)	$(47,229)
Stock-based compensation	20,119	2,940	36,421	4,900
Employer payroll tax expense related to employee stock plans	4,447	—	5,129	—
Amortization of acquired intangibles	—	53	35	106

Non-GAAP net loss	$(16,076)	$(18,055)	$(36,248)	$(42,223)

GAAP net loss per share, basic and diluted	$(0.31)	$(0.90)	$(0.62)	$(2.10)
Stock-based compensation	0.16	0.13	0.29	0.22
Employer payroll tax expense related to employee stock plans	0.03	—	0.04	—
Amortization of acquired intangibles	—	0.00	0.00	0.00
Impact of difference in number of GAAP and non-GAAP shares	—	0.59	—	1.45

Non-GAAP net loss per share	$(0.12)	$(0.18)	$(0.29)	$(0.43)

Shares used to compute GAAP net loss per share attributable to common stockholders, basic and diluted	129,549	23,338	126,277	22,453
Weighted average effect of the assumed conversion of convertible preferred stock from the date of issuance	—	73,606	—	73,606
Weighted average effect of the assumed vesting of restricted stock unit from the date of issuance	—	1,662	—	1,512

Shares used to compute Non-GAAP net loss per share	129,549	98,606	126,277	97,571

GAAP net cash provided by (used in) operating activities	$5,095	$(6,893)	$3,195	$(15,695)
Purchase of property and equipment	(681)	(6,666)	(1,603)	(12,419)
Capitalized internal-use software	(2,890)	(1,765)	(5,051)	(3,379)

Non-GAAP free cash flow	$1,524	$(15,324)	$(3,459)	$(31,493)

Non-GAAP Financial Measures

In addition to financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), this press release and the accompanying tables contain non-GAAP financial measures, including non-GAAP sales and marketing expense, non-GAAP research and development expense, non-GAAP general and administrative expense, non-GAAP loss from operations, non-GAAP operating margin, non-GAAP net loss, non-GAAP net loss per share, and free cash flow. The non-GAAP financial information is presented for supplemental informational purposes only, and is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. The non-GAAP measures presented here may be different from similarly-titled non-GAAP measures used by other companies.

We use these non-GAAP measures in conjunction with GAAP measures as part of our overall assessment of our performance, including the preparation of our annual operating budget and quarterly forecasts,

to evaluate the effectiveness of our business strategies and to communicate with our board of directors concerning our financial performance. We believe these non-GAAP measures, when viewed collectively with the GAAP measures, may be helpful to investors because they provide consistency and comparability with our past financial performance and facilitate period-to-period comparisons of our operating results.

There are material limitations associated with the use of non-GAAP financial measures since they exclude significant expenses and income that are required by GAAP to be recorded in our financial statements. The definitions of our non-GAAP measures may differ from the definitions used by other companies and therefore comparability may be limited. In addition, other companies may utilize metrics that are not similar to ours. We compensate for these limitations by analyzing current and future results on a GAAP basis as well as a non-GAAP basis and by providing specific information regarding the GAAP items excluded from these non-GAAP financial measures. Please see the reconciliation tables in this release for the reconciliation of GAAP and non-GAAP results.

We adjust the following items from one or more of our non-GAAP financial measures:

Stock-based compensation expense. We exclude stock-based compensation expense, which is a non-cash expense, from certain of our non-GAAP financial measures because we believe that excluding this item provides meaningful supplemental information regarding operational performance. In particular, companies calculate stock-based compensation expense using a variety of valuation methodologies and subjective assumptions.

Employer payroll tax expense related to employee stock plans. We exclude employer payroll tax expense related to employee stock plans, which is a cash expense, from certain of our non-GAAP financial measures because we believe that excluding this item provides meaningful supplemental information regarding operational performance. In particular, this expense is tied to the exercise or vesting of underlying equity awards and the price of our common stock at the time of exercise or vesting, which may vary from period to period independent of the operating performance of our business.

Amortization of acquired intangible assets. We exclude amortization of acquired intangible assets, which is a non-cash expense, from certain of our non-GAAP financial measures. Our expenses for amortization of intangible assets are inconsistent in amount and frequency because they are significantly affected by the timing, size of acquisitions and the inherent subjective nature of purchase price allocations. We exclude these amortization expenses because we do not believe these expenses have a direct correlation to the operation of our business.

Internal-use software. We include capitalization and the subsequent amortization of internal-use software, which is a non-cash expense, in certain of our non-GAAP financial measures. We capitalize certain costs incurred for the development of computer software for internal use and then amortize those costs over the estimated useful life. Capitalization and amortization of software development costs can vary significantly depending on the timing of products reaching technological feasibility and being made generally available.

Purchase of property and equipment. We include purchase of property and equipment in certain of our non-GAAP financial measures, such as free cash flow. Our management reviews cash flows generated from operations after taking into consideration capital expenditures such as purchase of property and equipment as these expenditures are considered to be a necessary component of ongoing operations.

Operating Metrics

Annual recurring revenue (ARR) is calculated as subscription revenue already booked and in backlog that will be recorded over the next 12 months, assuming any contract expiring in those 12 months is renewed and continues on its existing terms and at its prevailing rate of utilization.

Dollar-based Net Expansion Rate is calculated as the ARR at the end of a period for the base set of customers from which we had ARR in the year prior to the calculation, divided by the ARR one year prior to the date of calculation for that same customer base.